UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2021

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Hanger, Inc. (the “Company”) held on May 20, 2021 (the “Annual Meeting”), the Company's stockholders voted on three proposals as set forth below. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1.	The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders or until each of their respective successors have been duly elected and qualified:

Director Nominee	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Vinit K. Asar	33,006,046	606,388	3,026,405
Asif Ahmad	32,492,455	1,119,979	3,026,405
Christopher B. Begley	32,410,933	1,201,501	3,026,405
John T. Fox	33,000,045	612,389	3,026,405
Thomas C. Freyman	33,505,715	106,719	3,026,405
Stephen E. Hare	32,127,649	1,484,785	3,026,405
Mark M. Jones, MD	33,506,377	106,057	3,026,405
Cynthia L. Lucchese	33,000,029	612,405	3,026,405
Richard R. Pettingill	32,879,039	733,395	3,026,405
Kathryn M. Sullivan	33,001,169	611,265	3,026,405

2.	The approval, on an advisory basis, of the compensation awarded to the Company's named executive officers. This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
21,476,857	12,107,291	28,286	3,026,405

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions
36,062,495	554,809	21,535

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President, General Counsel and Secretary

Dated: May 21, 2021